Exhibit No. 99.1

[WORKSTREAM LOGO]

        CENDANT CORPORATION UPGRADES TO WORKSTREAM COMPENSATION RELEASE 5

 Advanced Functionality Provides Greater Visibility and Control over Enterprise
  Compensation Planning Process for approximately 90,000 Employees in numerous
                       Business Units across 5 Divisions


Ottawa, ON. - August 19, 2004 - Workstream Inc.,(TM) (NASDAQ: WSTM), a provider of Enterprise Workforce Management software, today announced that Cendant Corporation (NYSE: CD), a New York-based provider of travel and real estate services to businesses and consumers in over 100 countries, will upgrade to Workstream Compensation Release 5. The new release will facilitate greater visibility and command of Cendant's complex compensation planning process for its 90,000 employees that span 14 business units, including: corporate, hospitality, real estate, travel distribution, and vehicle services.


"Cendant has utilized the end-to-end solution for planning, managing and communicating compensation programs throughout our organization," remarked Ed Pictroski, Senior Vice President of Compensation, Benefits, HRTS at Cendant, a Workstream Compensation customer since August 2003. "The added capabilities of the Advanced Variable Pay product, improved Focal Planning and Advanced Reporting functionality in Release 5 will enable us to more effectively plan salary and variable pay programs for Cendant's diverse organization, while optimizing how valuable compensation dollars are being spent."

Workstream Compensation enhancements will improve support for Cendant's diverse compensation needs and enhance planning for salary and variable pay within its decentralized environment. The solution provides managers with an easy-to-use, web-based framework for compensation planning and analysis that allows all individual units to manage their own businesses as corporate manages the overall process. The advanced variable pay component enables Cendant to better manage sophisticated variable pay programs and ultimately link pay to performance.

"By implementing Workstream Compensation Release 5, large multi-divisional companies like Cendant have the right technology in place to control costs and facilitate pay decisions that support their business strategy and create a high performing workforce," stated Michael Mullarkey, Chairman and CEO of Workstream.


ABOUT WORKSTREAM

Workstream Inc. (NASDAQ: WSTM) is a provider of hosted Enterprise Workforce Management software and professional services to the Global 2000. Workstream's products provide Recruitment, Performance, Compensation and Rewards Management for employees and corporations. Workstream was named to the Deloitte & Touche Fast 500 list of the fastest growing software companies for 2003. Through its 12 offices and 200 dedicated human resource employees across North America, Workstream services customers such as BearingPoint, Chevron, Eli Lilly Canada, The Gap, Home Depot, Kaiser Permanente, KPMG Canada, Motorola, Nike, Nordstrom, Samsung, Sony Music Canada, VISA, Watson Wyatt, and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

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ABOUT CENDANT

Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 90,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at www.cendant.com or by calling 877-4-INFOCD (877-446-3623).


This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

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